UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CNS RESPONSE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                            87-0419387
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)


                2755 Bristol Street, Suite 285
                   Costa Mesa, California                        92626
           (Address of Principal Executive Offices)           (Zip Code)

                            2006 Stock Incentive Plan
                            (Full Title of the Plans)

                                   Copies to:

                              Scott Alderton, Esq.
                         Stubbs Alderton & Markiles, LLP
                       15260 Ventura Boulevard, 20th Floor
                         Sherman Oaks, California 91403
                     (Name and Address of Agent for Service)

                                 (818) 444-4500
          (Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [_]                     Accelerated Filer [_]

Non-Accelerated Filer [_]                       Smaller Reporting Company |X|
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
=============================== ================ ====================== ========================== ==================
     Title of Each Class                            Proposed Maximum         Proposed Maximum
        of Securities             Amount To Be       Offering Price         Aggregate Offering         Amount of
       To Be Registered          Registered (1)       Per Share (2)             Price (2)           Registration Fee
------------------------------- ---------------- ---------------------- -------------------------- ------------------
Common Stock, par value $0.001    10,000,000             0.825                 $8,250,000               $324.23
------------------------------- ---------------- ---------------------- -------------------------- ------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the bid and ask prices per share of Common Stock of the Registrant on April 21, 2008.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 (File #: 000-26285) as amended on January 24, 2008;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the three months ended December 31, 2007 (File #: 000-26285);

         (c) The Registrant's Current Reports on Form 8-K filed on October 5, 2007 (File #: 000-26285), October 23, 2007 (File #:
                  000-26285),  November 5, 2007 (File #:  000-26285) and January
                  17, 2008 (File #: 000-26285);

         (d) The description of the Registrant's common stock as set forth in the registration statement on Form 10-SB on file with the Commission (File #: 000-26285), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Stubbs Alderton & Markiles, LLP ("SAM LLP"), has provided legal services to us in connection with its preparation of the registration statement covering the securities offered by this prospectus. In addition, SAM LLP has rendered a legal opinion, attached hereto as Exhibit 5.1, as to the validity of the shares of the our common stock to be registered hereby. SAM LLP was the holder of 61,880 shares of common stock and warrants to purchase 37,128 shares of common stock at an exercise price of $1.51 of CNS Response, Inc., a California corporation ("CNS California"), which converted into 61,880 shares of our common stock and warrants to purchase 37,128 shares of our common stock at an exercise price of $1.51 upon the closing of a merger with CNS California on March 7, 2007 which resulted in CNS California becoming our wholly-owned subsidiary. In addition, SAM Venture Partners invested $162,600 in our Private Placement that closed on March 7, 2007, and in exchange received 135,500 shares of our common stock, and warrants to purchase 40,650 shares of our common stock at an exercise price of $1.81 per share. Subsequent to the Private Placement, SAM Venture Partners distributed the aforementioned shares and warrants to its partners, each of whom is a partner in SAM LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and certain provisions of our certificate of incorporation an bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the applicable statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. We also have the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the

SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

EXHIBIT
NUMBER                                   EXHIBIT TITLE
-------       ------------------------------------------------------------------

4.1 Certificate of Incorporation, dated March 17, 1987. Incorporated by reference to Exhibit No. 3(i) to the Registrant's Form 10-SB (File No. 000-26285) filed with the Commission on June 7, 1999.

4.2 Certificate of Amendment of Certificate of Incorporation, dated June 1, 2004. Incorporated by reference to Exhibit 16 to the Registrant's Current Report on Form 8-K (File No. 000-26285) filed with the Commission on June 8, 2004.

4.3 Certificate of Amendment of Certificate of Incorporation, dated August 2, 2004. Incorporated by reference to Exhibit 16 to the Registrant's Current Report on Form 8-K (File No. 000-26285) filed with the Commission on August 5, 2004.

4.4 Certificate of Amendment of Certificate of Incorporation, dated September 7, 2005.

4.5 Certificate of Ownership and Merger Merging CNS Response, Inc., a Delaware corporation, with and into Strativation, Inc., a Delaware corporation, dated March 7, 2007. Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 13, 2007.

4.6 Bylaws. Incorporated by reference to Exhibit No. 3(ii) to the Registrant's Form 10-SB (File No. 000-26285) filed with the Commission on June 7, 1999.

4.7           2006 CNS Response,  Inc. Option Plan. Incorporated by reference to
              Exhibit 4.1 to the Registrant's Current Report on Form 10-QSB (File No. 000-26285) filed with the Commission on May 15, 2007.

5.1           Opinion of Stubbs, Alderton & Markiles LLP

23.1          Consent of Cacciamata Accountancy Corporation

23.2          Consent of Stubbs  Alderton & Markiles,  LLP  (included in Exhibit
              5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, California, on this 22nd day of April, 2008.

                            CNS RESPONSE, INC.
                            (Registrant)

                            By: /s/ Horace Hertz
                                ------------------------------------------------
                                    Horace Hertz
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

         Each person whose signature appears below constitutes and appoints each of Horace Hertz and Leonard Brandt as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                               Date
---------                   -----                               ----

/s/ Leonard J. Brandt       Chief Executive Officer and         April 22, 2008
-----------------------     Secretary, and Chairman of
Leonard J. Brandt           the Board (Principal Executive
                            Officer)

/s/ Horace Hertz            Chief Financial Officer             April 22, 2008
-----------------------     (Principal Financial and
Horace Hertz                Accounting Officer)

/s/ George Carpenter        President                           April 22, 2008
-----------------------
George Carpenter

/s/ David B. Jones          Director                            April 22, 2008
-----------------------
David B. Jones

                            Director
-----------------------
Jerome Vaccaro, M.D.

/s/ Henry T. Harbin         Director                            April 22, 2008
-----------------------
Henry T. Harbin, M.D.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                   EXHIBIT TITLE
-------       ------------------------------------------------------------------

4.1 Certificate of Incorporation, dated March 17, 1987. Incorporated by reference to Exhibit No. 3(i) to the Registrant's Form 10-SB (File No. 000-26285) filed with the Commission on June 7, 1999.

4.2 Certificate of Amendment of Certificate of Incorporation, dated June 1, 2004. Incorporated by reference to Exhibit 16 to the Registrant's Current Report on Form 8-K (File No. 000-26285) filed with the Commission on June 8, 2004.

4.3 Certificate of Amendment of Certificate of Incorporation, dated August 2, 2004. Incorporated by reference to Exhibit 16 to the Registrant's Current Report on Form 8-K (File No. 000-26285) filed with the Commission on August 5, 2004.

4.4 Certificate of Amendment of Certificate of Incorporation, dated September 7, 2005.

4.5 Certificate of Ownership and Merger Merging CNS Response, Inc., a Delaware corporation, with and into Strativation, Inc., a Delaware corporation, dated March 7, 2007. Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 13, 2007.

4.6 Bylaws. Incorporated by reference to Exhibit No. 3(ii) to the Registrant's Form 10-SB (File No. 000-26285) filed with the Commission on June 7, 1999.

4.7           2006 CNS Response,  Inc. Option Plan. Incorporated by reference to
              Exhibit 4.1 to the Registrant's Current Report on Form 10-QSB (File No. 000-26285) filed with the Commission on May 15, 2007.

5.1           Opinion of Stubbs, Alderton & Markiles LLP

23.1          Consent of Cacciamata Accountancy Corporation

23.2          Consent of Stubbs  Alderton & Markiles,  LLP  (included in Exhibit
              5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)


                                       6